QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.5.1

        [Execution Version]

AMENDMENT NO. 2 AND WAIVER TO LOAN AND SECURITY AGREEMENT

        AMENDMENT NO. 2 AND WAIVER TO LOAN AND SECURITY AGREEMENT ("Amendment No. 2"), dated April 16, 2004, by and among LOUD Technologies Inc., a Washington corporation formerly known as Mackie Designs Inc. ("US Borrower"), Mackie Designs UK Plc, a company incorporated under the laws of England and Wales with registration number 02506901 ("UK Borrower", and together with US Borrower, each individually a "Borrower" and collectively, "Borrowers"), Mackie Designs Inc., a Washington corporation, formerly known as Mackie Designs Manufacturing, Inc.("Mackie"), SIA Software Company, Inc., a New York corporation ("SIA") Mackie Investment Co., a Washington corporation ("Mackie Investment", and together with Mackie Manufacturing and SIA, each individually a "Guarantor" and collectively, "Guarantors"), Congress Financial Corporation (Florida), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Agent"), and the parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders").

W I T N E S S E T H:

        WHEREAS, Agent, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2003, by and among Agent, Lenders, Borrowers and Guarantors as amended by Amendment No. 1 to Loan and Security Agreement dated June 30, 2003 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

        WHEREAS, Agent, Lenders, Borrowers and Guarantors desire to amend certain covenants and make certain other amendments to the Loan Agreement;

        WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendment;

        NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

        1.     Definitions.

          (a)   Additional Definitions.    As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

              (i)  "Amendment No. 2" shall mean Amendment No. 2 to Loan and Security Agreement, dated April 16, 2004, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

             (ii)  "Projected 2004 EBITDA" shall mean the projected EBITDA of Borrowers and Guarantors for the fiscal year ending December 31, 2004 as set forth on Exhibit A to Amendment No. 2.

            (iii)  "Projected 2005 EBITDA" shall mean the projected EBIDTA of Borrowers and Guarantors for the fiscal year ending December 31, 2005 as set forth on Exhibit B to Amendment No. 2.

            (iv)  "Special Equipment Reserve" shall mean the Reserve in the amount of $600,000 established by Agent on or about September, 2003 in connection with the appraised value of Equipment.

          (b)   Existing Definitions in Loan Agreement.    Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

        2.     Interest Rate.    Section 1.69 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

        "1.69    "Interest Rate" shall mean,

          (a)   Subject to clause (b) of this definition below:

              (i)  as to Prime Rate Loans that are Revolving Loans, a rate equal to one and one half (1.50%) percent per annum in excess of the Prime Rate, and

             (ii)  as to Eurodollar Rate Loans that are Revolving Loans, a rate equal to four and one quarter (4.25%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of or on behalf of a Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor), and

            (iii)  as to Term Loans, a rate equal to one and three quarters (1.75%) percent per annum in excess of the Prime Rate.

            (iv)  notwithstanding anything to the contrary contained in clause (a) above and so long as no Event of Default shall exist or have occurred and be continuing: (A) the Interest Rate set forth in clause (a) above shall be decreased one time by one quarter of one percent (.25%) percent effective on the first day of the month after Agent's receipt of evidence that the EBITDA of US Borrower and its Subsidiaries for the fiscal year ending December 31, 2004 is equal to or greater than the Projected 2004 EBITDA as set forth in the audited financial statements of US Borrower and its Subsidiaries for such fiscal year delivered to Agent (together with the unqualified opinion of the independent certified public accountants) in accordance with Section 9.6(a) of the Loan Agreement and (B) the Interest Rate set forth in clause (a) above shall be decreased one time by one quarter of one (.25%) percent effective on the first day of the month after Agent's receipt of evidence that the EBITDA of US Borrower and its Subsidiaries for the fiscal year ending December 31, 2005, is equal to or greater than the Projected 2005 EBITDA as set forth in the audited financial statements of US Borrower and its Subsidiaries for such fiscal year delivered to Agent (together with the unqualified opinion of the independent certified public accountants) in accordance with Section 9.6(a) of the Loan Agreement.

          (b)   Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the per annum rates set forth above plus (in each case) two (2%) percent, at Agent's option, upon prior notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by

  Agent in good faith and (ii) on the Revolving Loans to each Borrower at any time outstanding in excess of the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default). Upon the request of a Borrower, Agent will promptly notify such Borrower in writing if the Interest Rate specified in this clause (b) is in effect."

        3.     Raw Material Availability.

          (a)   Section 1.110 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

          "1.110.    "Raw Material Availability" shall mean (a) at any time prior to October 1, 2005,the lesser of (i) twenty two (22%) percent multiplied by the US Dollar Equivalent of the Value of the Eligible Inventory of US Borrower consisting of raw materials or (ii) eighty-five (85%) percent of the Net Recovery Percentage of Inventory of US Borrower consisting of raw materials multiplied by the US Dollar Equivalent of the Value of Eligible Inventory of US Borrower consisting of raw materials and (b) at any time on or after October 1, 2005, the amount equal to the lesser of (i) fifty-five (55%) percent multiplied by the US Dollar Equivalent of the Value of the Eligible Inventory of US Borrower consisting of raw materials or (ii) eighty-five (85%) percent of the Net Recovery Percentage of Inventory of US Borrower consisting of raw materials multiplied by the US Dollar Equivalent of the Value of Eligible Inventory of US Borrower consisting of raw materials."

          (b)   Section 1.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

          "1.3 [Intentionally Deleted]"

          (c)   Section 1.85 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

          "1.85 [Intentionally Deleted]"

          (d)   Section 1.90 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

          "1.90 [Intentionally Deleted]"

          (e)   Section 1.117 of the Loan Agreement is hereby amended by deleting "(j) to reflect the Net Recovery Percentage Adjustment Reserve" and replacing it with "(j) [Intentionally Deleted]".

        4.     Term Loans. Section 2.3 of the Loan Agreement is hereby amended by inserting the following immediately after the end of such Section:

    "(c) notwithstanding anything to the contrary contained in Section 2.3(b), within five (5) Business Days after Agent's receipt of any written appraisals as to the Equipment in accordance with Section 7.4, US Borrower shall prepay the Term Loans in an amount equal to the positive difference (if any) between the (i) then aggregate outstanding principal amount of the Term Loans and (ii) eighty five (85%) percent of the net orderly liquidation value of the Equipment as reflected in such appraisal. Amounts prepaid pursuant to this Section 2.3(c) shall be applied to the installment of the Term Loans in the inverse order of maturity, and any such amounts so prepaid may not be reborrowed."

        5.     EBITDA.    Section 9.17 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

          "9.17 EBITDA. US Borrower and its Subsidiaries shall not permit the EBITDA of US Borrower and its Subsidiaries, for each period set forth below, to be less than the amount listed opposite such period (each a "Test Period"); provided, that, if the daily average of the aggregate Excess Availability of Borrowers was equal to or greater than $2,500,000 for the sixty (60) consecutive days immediately preceding the last day of any such Test Period ending on or before September 30, 2004, then US Borrower and its Subsidiaries shall not be required to comply with the terms of this Section 9.17 for such Test Period (it being understood that US Borrower and its Subsidiaries shall be required to comply with the terms of this Section 9.17 for each Test Period ending after September 30, 2004, regardless of Excess Availability):

Period	Amount
1/1/04—1/31/04	$(1,333,000)
1/1/04—2/29/04	$(1,748,000)
1/1/04—3/31/04	$(3,651,000)
1/1/04—4/30/04	$(3,304,000)
1/1/04—5/31/04	$(2,119,000)
1/1/04—6/30/04	$(877,000)
1/1/04—7/31/04	$297,000
1/1/04—8/31/04	$861,000
1/1/04—9/30/04	$1,857,000
1/1/04—10/31/04	$2,865,000
1/1/04—11/30/04	$4,034,000
1/1/04—12/31/04	$5,446,000
3/31/04—3/31/05	$9,769,000
7/1/04—6/30/05	$9,963,000
10/1/04—9/30/05	$9,867,000
I/1/04—12/31/05	$8,907,000
Each twelve-month period thereafter $8,907,000 ending on the last day of each calendar quarter	$8,907,000

        The use of paretheses is this Section 9.17 is intended to reflect negative numbers."

        6.     Equipment Sales.    Section 9.7(b)(ii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing the following therefor:

          "(ii) the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor); provided, that, all Net Cash Proceeds from any such sale or other disposition shall be promptly paid to Agent to be applied to the outstanding principal amount of the Term Loans (which shall be applied to the installments thereof in the inverse order of maturity) and, after the Term Loans have been fully repaid, to the other Obligations in such order and manner as Agent may determine,"

        7.     Equipment Reserve.    Within five (5) Business Days after Agent's receipt, on or after April 28, 2004, of an Acceptable Equipment Appraisal (as defined below), Agent shall reduce the Special Equipment Reserve by an amount equal to the difference (if positive) between (a) eighty-five (85%) percent of the net orderly liquidation value of the Equipment as reflected in the Equipment appraisal most recently received by Agent pursuant to Section 7.4 of the Loan Agreement and (b) the then aggregate outstanding principal amount of the Term Loans; provided, that, each of the following conditions is satisfied:(i) as of the date of any such reduction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) Agent shall have received, on or after April 28, 2004, a written appraisal as to the Equipment in form, scope and methodology acceptable to Agent by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which the Agent and Lenders are expressly permitted to rely (an "Acceptable Equipment Appraisal"), and (iii) in no event shall the Special Equipment Reserve be reduced below zero; it being understood that the foregoing shall in no way modify, limit or otherwise impair the ability of the Agent to establish other Reserves in accordance with the terms of the Loan Agreement.

        8.     Waiver.

          (a)   Subject to the terms and conditions set forth herein, Lenders hereby waive the Events of Default set forth on Schedule 1 hereto (the "Acknowledged Events of Default").

          (b)   Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Event of Default referred to above or otherwise), other than the Acknowledged Events of Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

        9.     Amendment Fee.    In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent for the account of Lenders, contemporaneously with the effectiveness of this Amendment, an amendment fee in the amount of $50,000, which fee shall be fully earned and payable on the effective date hereof and may be charged to any loan account of Borrowers.

        10.   Additional Representations, Warranties and Covenants.    Borrowers represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:

          (a)   after giving effect to this Amendment No. 2, no Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 2; and

          (b)   this Amendment No. 2 has been duly executed and delivered by Borrowers and Guarantors and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors rights generally and by general equitable principles.

        11.   Conditions Precedent for Amendment.    The amendments contained herein shall be effective upon Agent's receipt of the following: (a) this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders, (b) an amendment to the Junior Loan Agreement, in form and substance satisfactory to Agent (the "Junior Amendment") duly authorized, executed and delivered by the parties thereto and (c) evidence satisfactory to Agent that the Junior Amendment is in full force and effect.

        12.   Effect of this Amendment.    Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control.

        13.   Further Assurances.    Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

        14.   Governing Law.    The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida (without giving effect to principles of conflicts of laws).

        15.   Binding Effect.    This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

        16.   Headings.    The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

        17.   Counterparts.    This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment No. 2 may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS
LOUD TECHNOLOGIES INC., formerly known as Mackie Designs Inc.
By:	/s/ TIM O'NEIL
Title:	CFO
MACKIE DESIGNS UK PLC
By:	/s/ TIM O'NEIL
Title:	Vice President
By:	/s/ JAMES T. ENGEN
Title:	Vice President
GUARANTORS
MACKIE DESIGNS INC., formerly known as Mackie Designs Manufacturin Inc.
By:	/s/ TIM O'NEIL
Title:	Vice President
SIA SOFTWARE COMP , INC.
By:	/s/ TIM O'NEIL
Title:	Vice President

MACKIE INVESTMENT CO.
By:
/s/ TIM O'NEIL
Title:	Vice President
AGENT
CONGRESS FINANCIAL CORPORATION (FLORIDA), as Agent
By:	/s/ MARTY J. COLOSON
Title:	FIRST VICE PRESIDENT
LENDER
CONGRESS FINANCIAL CORPORATION (FLORIDA)
By:	/s/ MARTY J. COLOSON
Title:	FIRST VICE PRESIDENT

EXHIBIT A

Projected EBITDA for 2004

LOUD Technologies Consolidated Statements of Operations	FY 2004 Forecast
EBITDA
Net Income (Loss)	(1,486)
Income Taxes	—
Depreciation and Amortization	5,110
Interest Expense (net)	2,782
Management Fee	—
Adjusted EBITDA—Congress	6,407

EXHIBIT B

Projected EBITDA for 2005

LOUD Technologies Consolidated Statements of Operations	FY 2005 Forecast
EBITDA
Net Income (Loss)	2,430
Income Taxes	—
Depreciation and Amortization	5,110
Interest Expense (net)	2,939
Management Fee	—
Adjusted EBITDA—Congress	10,479

SCHEDULE 1

        1.     Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising from the failure of US Borrower and its Subsidiaries to comply with Section 9.17 of the Loan Agreement for the period ending on each of June 30, 2003, September 30, 2003, December 31, 2003.

        2.     Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising from failure of Borrowers and Guarantors to give timely notice to Agent of the name change of (a) US Borrower from Mackie Designs Inc. to LOUD Technologies Inc. and (b) Mackie from Mackie Designs Manufacturing, Inc. to Mackie Designs Inc., each as required under Section 9.1(b) of the Loan Agreement.

        3.     Event of Default under Section 10.1(a)(iii) of the Loan Agreement as a result of the failure of Borrowers and Guarantors to promptly notify Agent in writing of the occurrence of the Events of Default set forth in Sections 1 and 2 above as required Section 9.6(b)(vi) of the Loan Agreement.

QuickLinks

AMENDMENT NO. 2 AND WAIVER TO LOAN AND SECURITY AGREEMENT
EXHIBIT A Projected EBITDA for 2004
EXHIBIT B Projected EBITDA for 2005
SCHEDULE 1